LAW OFFICE OF C. RICHARD ROPKA, L.L.C.

C. Richard Ropka, LLM (Tax) †

215 Fries Mill Road

Turnersville, New Jersey08012

†Admitted to practice in US Supreme Court,

(856) 374-1744

US District Court & US Tax Court

(1-866) 272-8505 (Fax)

August 28, 2014

TCG Financial Series Trust VII

Trustees of the TCG Financial Series Trust VII

c/o TCG Financial Services, LLC

110 Merrick Way, Suite 2A

Coral Gables, FL33134

Re: Opinion of Counsel Relating to the Amended Registration Statement Filed on Form N-1Aunder the Securities Act of 1933

Ladies and Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 3 to the TCG Financial Series Trust VIIRegistration Statement (the “Registration Statement”). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 1 to the Registration Statement (the “Amendment”).  We also consent to all references to us in the Amendment.

Very truly yours,

Law Office of C. Richard Ropka, LLC

By:   /s/  C. Richard Ropka, Esq.

C. Richard Ropka, Esq.